                                                                       EXHIBIT 9

                             VOTING TRUST AGREEMENT

     This Agreement, dated as of the 8th day of November, 1996, among Delta Life and Annuity Company, a Tennessee corporation (the "Shareholder"), Ronald D. Hunter and Allen O. Jones, Jr. (the "Voting Trustees"), and Standard Management Corporation (the "Company"):

                                  WITNESSETH:

     WHEREAS, Company is a corporation organized and existing under the laws of the State of Indiana, with an authorized capital stock divided into 21,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, and 20,000,000 shares of Common Stock, without par value ("Common Stock");

     WHEREAS, the Shareholder owns 250,000 shares of Common Stock; and

     WHEREAS, the parties hereto desire the Boatmen's Trust Company, a Missouri trust company (the "Depositary") to act as the Depositary hereunder pursuant to a Depositary Agreement attached hereto as Annex II, and

     WHEREAS, in order to insure continuity and stability of policy and management and for the benefit and protection of the present and future holders of Common Stock, pursuant to the terms of the Stock Purchase Agreement dated as of July 18, 1996 by and between the Company and the Shareholder (the "Stock Purchase Agreement"), the Company, as a condition to the purchase of all of the issued and outstanding shares of the common capital stock of Shelby Life Insurance Company from the Shareholder required the deposit hereunder with the Depositary as agent of the Voting Trustees, of the 250,000 shares of Common Stock being so deposited, and the Shareholder deems the deposit of its stock hereunder to be to its interest:

     NOW, THEREFORE, in consideration of the premises the parties hereby agree as follows:

     1. The Shareholder, simultaneously with the execution hereof, is causing to be issued by the Company in the name of the Voting Trustees and to be deposited with the Depositary as agent for the Voting Trustees, a certificate for 250,000 shares of Common Stock which the Shareholder is delivering to the Depositary as agent for the Voting Trustees, properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof in blank duly executed, and in either case accepting in respect thereof, a certificate for 250,000 shares of Common Stock issued under this agreement.

     2. The Voting Trustees hereby agree with the Shareholder that, from time to time, upon request, they will cause to be duly issued to the Shareholder, or upon their order, in respect of all Common Stock caused by the Shareholder to be issued in the name of the Voting Trustees as aforesaid, or in exchange for all certificates of shares received from the Shareholder by the Depositary as agent of the Voting Trustees as aforesaid, trust certificates in substantially the form attached hereto as Annex I, to all the terms, conditions and provisions of which the Shareholder hereby assents.

     The Voting Trustees shall have full power to appoint and remove from time to time, agents to sign in their behalf and transfer agents and registrars to register the trust certificates. Such agents and registrars shall at all times be banks or trust companies.

     The trust certificates issued hereunder shall be transferable at the agency of the Voting Trustees, on surrender thereof, by the registered holder in person or by attorney duly authorized, in accordance with such rules as may be reasonably established for that purpose by the Voting Trustees. Until so transferred the Voting Trustees and the Depositary may treat the registered holders as owners thereof for all purposes whatsoever, but the Depositary shall not be required to deliver stock certificates hereunder without the surrender of trust certificates calling therefor. Every transferee of a certificate or certificates issued hereunder, shall, by the acceptance of such certificate or certificates, become a party hereto with like effect as though an original party hereto, and shall be embraced within the meaning of the term Shareholders whenever used herein. In connection with, and as a condition of, making or permitting any transfer or delivery of stock certificates or

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trust certificates under any provision of this agreement, the Voting Trustees may require the payment of a sum sufficient to pay or reimburse them, or the Depositary for any stamp tax or other governmental charge in connection therewith. The transfer books for trust certificates may be closed by the Voting Trustees, at any time prior to the payment or distribution of dividends, or for any other purpose.

     3. The Voting Trustees hereby designate the Depositary their agent for the custody of the certificates of Common Stock now or hereafter delivered to them hereunder. The certificates of Common Stock delivered to the Depositary duly endorsed in blank or accompanied by proper instruments of assignment of transfer in blank as aforesaid shall be surrendered by the Depositary to the Company and cancelled, and certificates for an equal amount of said Common Stock shall be issued in the name of the Voting Trustees as trustees and delivered to the Depositary. Duplicates of this Agreement shall be filed in the office of the Company in the City of Indianapolis, State of Indiana, and in the office of the Depositary in the City of St. Louis, State of Missouri.

     4. Upon the termination of this Agreement as provided in Section 13 hereof, or whenever earlier the Voting Trustees shall decide to make such delivery, the Voting Trustees in exchange for, and upon surrender of, any trust certificate then outstanding, will, in accordance with the terms thereof and subject to
Section 6 hereof, deliver, at the office or agency of the Depositary in the City of St. Louis, Missouri, certificates of Common Stock in the amounts called for by the respective trust certificates, and may require the holders of the trust certificates to exchange them for certificates of such Common Stock.

     Whenever, pursuant to the foregoing provisions of Section 4, certificates for Common Stock shall become deliverable and the Voting Trustees shall file with the Depositary an order in writing directing the Depositary to make delivery thereof in exchange for trust certificates, the Depositary shall thereupon have authority as agent to endorse the names of the Voting Trustees upon such share certificates as may be necessary to effectuate such order of the Voting Trustees and to deliver the appropriate certificate or certificates to the holders of Trustees' certificates upon the surrender of such Trustees' certificates. When the Voting Trustees shall have filed their written order with the Depositary directing the Depositary to make such delivery of share certificates in exchange for Trustees' certificates, all further obligation or duty of the Voting Trustees under this Agreement to the holders of trust certificates shall terminate.

     5. Prior to the delivery, or the filing of an order with the Depositary for delivery, of certificates of Common Stock in exchange for trust certificates pursuant to Section 4 hereof, the holder of each trust certificate shall be entitled to receive from time to time payments equal to the dividends, if any, collected by the Voting Trustees upon a like number of shares of Common Stock as is called for by such trust certificate; provided, however, that if any dividend on the Common Stock which may have been deposited hereunder shall be declared and paid or distributed in fully paid Common Stock, the respective holders of trust certificates hereunder shall be entitled to the delivery of trust certificates with respect to the amount of the Common Stock received by the Voting Trustees as such dividend upon the number of such shares of Common Stock called for by their respective trust certificates. The Voting Trustees, through the Depositary, shall, so far as practicable and in such manner and upon such terms, as they, in their discretion, deem reasonable and fair, accord to the holders of trust certificates, in proportion to the number of shares of Common Stock called for therein, the opportunity to exercise, or to dispose of, any rights of subscription to stock or other securities of the Company which at any time during the continuance of this Agreement may accrue in respect of the shares registered in the name of the Voting Trustees.

     6. The term Company, for the purposes of this Agreement and for all rights hereunder, including the issue and delivery of stock, shall be taken to mean the above named Standard Management Corporation, or any corporation(s) successor to it.

     7. Any Voting Trustee may at any time resign, by delivering to the other Voting Trustees or to the Depositary his resignation in writing, to take effect 30 days thereafter, unless sooner accepted by the remaining Voting Trustees. In every case of death, resignation or inability of any Voting Trustee to act, the vacancy so occurring shall be filled by the appointment of a successor(s), to be made by the Shareholder if the resigning Voting Trustee was originally appointed by the Shareholder, or, by the Company, if the resigning Voting Trustee was originally appointed by the Company, by a written instrument. The term Voting Trustees as used

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herein, and in said trust certificates, shall apply to the parties of the second part and their successors hereunder. Notwithstanding any change in the Voting Trustees, the Voting Trustees for the time being may adopt and issue trust certificates in the names of the original Voting Trustees, the parties hereto of the second part.

     The Depositary may at any time be removed by a written instrument signed by all of the then Voting Trustees and delivered to the Depositary. In every case of the resignation, removal or inability of the Depositary to act, the majority of the Voting Trustees may by writing signed by them and delivered to a successor named therein, elect as successor to the Depositary some other bank or trust company having power to act, and having a capital and surplus of at least Fifty Million Dollars ($50,000,000), which successor shall thereupon be entitled to all the rights, authority and powers hereby conferred on the above-named Depositary. The Voting Trustees shall direct the Depositary so resigning or so removed to thereupon transfer and deliver to such successor the stock certificates then held by it hereunder, together with all books, registers and other papers pertaining or relating to said stock certificates or to the trust certificates which may from time to time be issued hereunder. The term Depositary as used in this Agreement and in said trust certificates shall apply to the Depositary herein named and its successor(s) at any time hereunder.

     8. The action of a majority of the Voting Trustees, expressed from time to time at a meeting or by writing without a meeting, shall, except as otherwise herein stated, constitute the action of the Voting Trustees and have the same effect as if assented to by all. Any Voting Trustee may vote or may act in person or by proxy. Any meeting of the Voting Trustees may be held by conference telephone. At any meeting of the Voting Trustees the presence of all of the Voting Trustees in person or by proxy shall constitute a quorum. The Voting Trustees may adopt their own rules of procedure. Any Voting Trustee may act as a director of the Company or of any controlled or subsidiary company; and he, or any firm of which he may be member, or any corporation of which he may be a shareholder, director of officer, may, to the extent permitted by law, contract with the Company or with any controlled or subsidiary company, or be or become pecuniarily interested in any matter or transaction to which the Company or any controlled or subsidiary company may be a party, or in which the Company or any controlled or subsidiary company may in any way be concerned, as fully as though he were not a Voting Trustee.

     9. Until delivery, or the filing of and order with the Depositary for delivery, of all stock certificates in accordance with Section 4 hereof, the Voting Trustees shall possess, in respect of any and all stock deposited hereunder, and shall be entitled, in their discretion, but subject to the provisions of this Agreement, to exercise, all the powers of absolute owners of said stock, and all rights of every name and nature in respect of such stock, including the right to vote and consent for every purpose. The Voting Trustees shall vote or consent or issue proxies to vote or consent, at shareholders' meetings with respect to matters relating to the election of directors of the Company, including setting the number of such directors, in their discretion, except that they shall vote for up to nine nominees for director designated in its discretion by the Company in writing (and shall take such action as may be feasible to effect the election of such nominees, including cumulating the votes of such shares). At or prior to each meeting of shareholders, the Voting Trustees shall deliver to Ronald D. Hunter or his designed a proxy entitling Hunter or such designed to vote all of the shares held by the Voting Trustees with respect to all other matters. The Voting Trustee appointed by the Shareholder shall vote as directed by the Voting Trustee appointed by the Company except in the following circumstances: (a) upon the sale or merger of the Company; (b) upon the book value of the Company, not adjusted by FASB 115 being less than $6.00 per share of Common Stock; (c) upon the sale of significant assets of the Company constituting either twenty-five percent (25%) of assets or revenues; (d) upon three (3) consecutive calendar quarterly losses at the Company consolidated level; or (e) if total adjusted capital is less than one hundred percent (100%) of the Risk-Based Capital ("RBC") authorized capital level in Standard Life Insurance Company of Indiana.

     The Voting Trustees shall in every such case, within 10 days after receipt of notice of any shareholders' meeting called to authorize or consider any such action, cause the Company to mail copies of the notice of such meeting received by them to the holders of the trust certificates hereunder, addressed to them at the address furnished by them to the Depositary. After delivery of all of the stock certificates to the Depositary, any proxy signed by the Depositary as agent of the Voting Trustees shall be sufficient for every purpose, but

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any proxy issued by the Depositary shall not be recognized if the Voting Trustee shall, either before or after the issuance of a proxy by the Depositary, issue their proxy for the same purpose. Except as set forth above, no voting or other right or power passes to holders of trust certificates or to others by or under the trust certificates, or by or under this Agreement, or by or under any agreement, whether by implication or otherwise.

     In voting or giving directions for voting the stock represented by the Stock Certificates deposited hereunder, the Voting Trustees, subject to the provisions of this Agreement, shall exercise their best judgment from time to time to select suitable directors, to the end that the affairs of the Company shall be properly managed, and, in voting or giving directions for voting and acting on other matters for shareholders' action, the Voting Trustees shall exercise like judgment; but they assume no responsibility with respect to such management or with respect to any action taken by them or taken in pursuance of the issuance of a proxy by their agent, the Depositary, and no Voting Trustee incurs any responsibility as shareholder, trustee, or otherwise, by reason of any error of law or of any matter or thing done or omitted under this Agreement, except for his own individual malfeasance. The Voting Trustees and their successors, as Trustees' hereunder, shall receive to the maximum extent permitted by law from the Company indemnity for and against any and all claims and expenses and liabilities by them incurred in connection with, or growing out of, this Agreement, or the bona fide discharge of their duties hereunder.

     10. All notices to be given to the holders of trust certificates shall be given by mail addressed to the registered holders of such trust certificates at the addresses furnished by such holders to the Voting Trustees or to the Depositary. Any call or notice whatsoever, when mailed by the Voting Trustees as herein provided, shall be taken and considered as though personally served on all parties hereto, including the holders of said trust certificates, and upon all parties becoming bound hereby, and such mailing shall be the only notice required to be given under any provision of this Agreement.

     11. No agent or registrar appointed by the Voting Trustees shall be liable or responsible for any action taken or suffered by it in good faith or for anything other than its own individual willful default, and no such agent or registrar shall incur any liability by reason of anything done or permitted to be done at the request or by the permission of the Voting Trustees, and any such agent or registrar shall be fully protected and relieved in all cases in acting upon the written directions or with the written approval of a majority of the Voting Trustees.

     Any agent or registrar appointed by the Voting Trustees may resign upon 90 days' written notice to the Voting Trustees or on such shorter notice as the Voting Trustees may accept as sufficient.

     12. This Agreement may be executed in several counterparts, each of which, so executed, shall be deemed to be an original; and such counterparts shall together constitute but one and the same instrument.

     13. Subject to the provisions set forth below, this Agreement shall be irrevocable for a period of ten (10) years from its effective date. This Agreement shall be renewable for additional periods of not more than ten (10) years each on the affirmative vote of the holders of a majority in amount of the trust certificates, by written ballots after notice given pursuant to Section 10 hereof, under rules adopted by the Voting Trustees.

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     The Agreement may be terminated by the Shareholder by notice given to the
Voting Trustees and the Depositary at any time after November   , 1998.

Voting Trustees

      /s/ RONALD D. HUNTER
------------------------------------
          Ronald D. Hunter

     /s/ ALLEN O. JONES, JR.
------------------------------------
        Allen O. Jones, Jr.

                                          DELTA LIFE AND ANNUITY COMPANY

                                          By:   /s/ ALLEN O. JONES, JR.

                                          --------------------------------------

                                          Title:    Senior Vice President

                                             -----------------------------------

                                          STANDARD MANAGEMENT CORPORATION

                                          By:      /s/ EDWARD T. STAHL

                                            ------------------------------------

                                          Title:  Executive Vice President

                                             -----------------------------------

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                                                                         ANNEX I

                            VOTING TRUST CERTIFICATE

NO.__________                                                       COMMON STOCK
                                                               __________ SHARES

                        STANDARD MANAGEMENT CORPORATION
                             AN INDIANA CORPORATION

     This is to certify that ____________ will be entitled upon surrender of this certificate after payment of a sum sufficient to reimburse the undersigned for any stamp tax or other governmental charge payable thereon, to receive a certificate for ____________ fully paid and nonassessable shares of Common Stock, no par value, of Standard Management Corporation, an Indiana corporation, deposited with the undersigned pursuant to the terms of an agreement (the
"Agreement") dated as of November      , 1996, among Delta Life and Annuity
Company and the undersigned Voting Trustees, the original of which is on file at the principal office of Standard Management Corporation in Indianapolis, Indiana. In the interval the holder hereof shall be entitled to receive payments equal to dividends received by the Voting Trustees named in the Agreement or their successors, upon a like number of shares of stock of such class, less any expense chargeable to the holder hereof under the Agreement; such dividends, if received by the Voting Trustees in stock of Standard Management Corporation having general or other voting power, however, to be payable in voting trust certificates in similar form.

     This certificate is issued, subject to, and the holder by accepting the same consents to, all the terms of the Agreement and the acceptance of this certificate shall bind successive holders hereof to all the terms of the Agreement as if the holder were a party to it. No voting right passes by this certificate and until the actual delivery of the stock certificates, the Voting Trustee shall, according to the provisions of the Agreement, be entitled to exercise all rights of ownership with respect to the stock.

     No stock certificate shall be deliverable under this certificate until the termination of the Agreement with respect to the shares represented by such certificate.

     In case of a vacancy in the position of Voting Trustee, caused by death, resignation or incapacity to act, the vacancy shall be filled according to the provisions of the Agreement.

     This certificate is transferrable on the books of the Voting Trustees at their office in Indianapolis, Indiana, or at any other place designated by the Voting Trustees, by the holder of record, in person or by a duly authorized attorney in accord with the rules established for that purpose by the voting Trustees, and on surrender of the certificate properly endorsed; but until so transferred, the voting Trustees may treat the holder of record as the owner of the certificate for all purposes whatsoever. In connection with any transfer or delivery of stock certificates or voting trust certificates, the Voting Trustees may require the payment of a sufficient sum to pay or reimburse them for any governmental charge or any stamp tax in connection herewith.

     This certificate shall not be valid until signed by the Voting Trustees.

     In witness whereof the Voting Trustees have signed this certificate.

Dated:
------------------------

                                          --------------------------------------
                                          Ronald D. Hunter

                                          --------------------------------------
                                          Allen O. Jones, Jr.

     For value received           hereby sell, assign and transfer unto
               the within certificate and all rights represented thereby and do hereby irrevocably constitute and appoint

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attorney to transfer such certificates on the books of the Voting Trustees in the certificate with full power of substitution in the premises.

                       ---------------------------------------------------------

Signed in the presence of

---------------------------------------------------------

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                                                                        ANNEX II

                              DEPOSITARY AGREEMENT

     This Agreement dated as of the             day of November, 1996, among
Ronald D. Hunter and Allen O. Jones, Jr. (the "Voting Trustees") and Boatmen's Trust Company, a Missouri Trust Company (the "Depositary").

                                  WITNESSETH:

     WHEREAS, the Voting Trustees, Delta Life and Annuity Company, a Tennessee corporation (the "Shareholder") and Standard Management Corporation (the "Company") have entered into a Voting Trust Agreement (the "Voting Trust
Agreement"), as of the             day of November, 1996; and

     WHEREAS, the Voting Trustees desire to deposit with the Depositary a certificate for 250,000 shares of Common Stock of the Company owned by the
Shareholder:

     NOW THEREFORE, in consideration of the premises the parties hereby agree as follows:

     1. The Shareholder, simultaneously with the execution hereof, is causing to be issued by the Company in the name of the Voting Trustees and to be deposited with the Depositary as agent for the Voting Trustees, a certificate for 250,000 shares of Common Stock, which the Voting Trustees are delivering to the Depositary as agent, properly stamped for transfer thereof in blank duly executed.

     2. The Voting Trustees hereby designate the Depositary their agent for the custody of the certificate for 250,000 shares of Common Stock, now or hereafter delivered to the Depositary hereunder. Duplicates of this Agreement shall be filed in the office of the Company in the City of Indianapolis, State of Indiana, and in the office of the Depositary in the City of St. Louis, in the State of Missouri.

     3. Upon the joint written direction of the Voting Trustees, the Voting Trustees may terminate this Depositary Agreement and file with the Depositary an order in writing directing the Depositary to make delivery of share certificates of the Company to the person or persons designated by the Voting Trustees.

     4. The General Terms and Conditions (the "General Terms and Conditions") attached hereto as Exhibit "A" as incorporated and made a part of this Depositary Agreement as if fully set out herein.

VOTING TRUSTEES

------------------------------------------------------
Ronald D. Hunter

------------------------------------------------------
Allen O. Jones, Jr.
DEPOSITARY

BOATMEN'S TRUST COMPANY

By:
-------------------------------------------------
    Jerry L. Rector, Vice President

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                                                                       EXHIBIT A

                          GENERAL TERMS AND CONDITIONS

- The duties of Boatmen's Trust Company (the "Trust Company") shall be as expressed herein and the Trust Company shall have no implied duties nor shall the permissive right or power to take any action be construed as a duty to take such action under any circumstances and it shall not be liable except in the event of its gross negligence or willful misconduct.

- The Trust Company shall not be obligated to risk its own funds in the administration of the account and shall have a lien against any funds, securities or other property in its possession or control (the "Escrow Account") for its fees, expenses and advancements. The Trust Company need not take any action under the Agreement which may involve it in any expense or liability until indemnified to its satisfaction for any expense or liability it reasonably believes it may incur.

- Any recitals contained in the Agreement shall be deemed to be those of the principal and not those of the Trust Company.

- Unless specifically required by the Agreement, the Trust Company shall not be required to give any bond or surety or report to any Court despite any statute, custom, or rule to the contrary.

- Any notice to or demand upon the Trust Company shall be given by being deposited, certified mail, postage prepaid, in the United States mail, addressed (until another address is filed in writing) to the Trust Company as follows:

            Boatmen's Trust Company
         Attn.: Corporate Trust Company
         510 Locust Street
         P.O. Box 14737
         St. Louis, MO 63178

- The Trust Company shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

- The Trust Company may execute any of the duties under the Agreement by or through agents or receivers.

- The Trust Company shall not be required to take notice or be deemed to have notice of any default or other fact or event under the Agreement unless the Trust Company shall be specifically notified in writing of such default, fact or event.

- The Trust Company may at any time resign from the position created in the Agreement by giving thirty (30) days written notice by registered or certified mail to the parties to the Agreement and such resignation shall take effect at the end of such thirty days or upon earlier appointment of a successor.

- In the event the Trust Company becomes involved in litigation by reason hereof, it is hereby authorized to deposit with the Clerk of the Court in which the litigation is pending any and all funds, securities, or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder. Also, in the event the Trust Company is threatened with litigation by reason hereof, it is hereby authorized to implead all interested parties in any court of competent jurisdiction and to deposit with the Clerk of such Court any such funds, securities, or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder.

- The Trust Company may engage legal counsel, who may be counsel for any party to the Agreement, and shall not be liable for any act or omission taken or suffered pursuant to the opinion of such counsel. The fees and expenses of such counsel shall be deemed to be a proper expense for which the Trust Company will have a lien against the Escrow Account.

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- Unless specifically required by the terms of the Agreement, the Trust Company need not take notice of or enforce any other document or relationship, including, without limiting the generality of the foregoing, any contract, settlement, arrangement, plan, assignment, pledge, release, decree or the like, but its duties shall be solely as set out in the Agreement.

- The Parties to the Agreement (other than the Trust Company) hereby agree, jointly and severally, to indemnify and save harmless the Trust Company from and against any loss, liability or expense reasonably incurred, without negligence or bad faith on its part, arising out of or in connection with the Agreement, including the expense of defending itself against any claim or liability in the premises. This indemnity agreement shall survive the termination of the Agreement.

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